Exhibit 99.1
FOR IMMEDIATE RELEASE
Feb. 27, 2023

Darling Ingredients Inc. Reports Fourth Quarter and Fiscal Year 2022 Results

Fiscal Year 2022 Highlights
•Generated net income of $737.7 million, or $4.49 per GAAP diluted share
•Delivered record combined adjusted EBITDA of $1.541 billion
•Started up third renewable diesel plant, making Diamond Green Diesel North America’s largest renewable diesel producer at 1.2 billion gallons a year
•Grew global footprint with three strategic acquisitions, strengthening company’s vertical integration for renewable diesel production
•Record Food Segment results driven by growth of hydrolyzed collagen business
•Repurchased $125.5 million of common stock

IRVING, TEXAS - Darling Ingredients Inc.(NYSE: DAR) today reported net income of $156.6 million, or $0.96 per diluted share for fourth quarter 2022, compared to net income of $155.8 million, or $0.94 per diluted share, for fourth quarter 2021. The company also reported net sales of $1.8 billion for the fourth quarter of 2022, as compared with net sales of $1.3 billion for the same period a year ago.

For the 2022 fiscal year, Darling Ingredients reported net income of $737.7 million, or $4.49 per diluted share, as compared to $650.9 million, or $3.90 per diluted share for 2021. Net sales for fiscal year 2022 were $6.5 billion, as compared with net sales of $4.7 billion in 2021.

Combined adjusted EBITDA for the fourth quarter 2022 was $413.0 million, compared to $306.8 million for the same period in 2021. Fiscal year 2022 combined adjusted EBITDA was $1.541 billion, compared to $1.235 billion for full year 2021.

Diamond Green Diesel (DGD) sold a record 754 million gallons of renewable diesel for fiscal year 2022, at an average $1.18 EBITDA per gallon. DGD began operations at its Port Arthur, Texas, plant in the fourth quarter of 2022, bringing DGD’s total renewable diesel capacity to 1.2 billion gallons per year. On Jan. 31, 2023, the company announced approval of a new sustainable aviation fuel project at Port Arthur, Texas.

“For the fifth consecutive year, Darling Ingredients has delivered superior earnings growth driven by our market presence, vertical integration and diverse, but synergistic segments,” said Randall C. Stuewe, Darling Ingredients Chairman and Chief Executive Officer. “We are well positioned to execute and integrate the investments we have made in our four growth areas: the core rendering business, collagen peptides, green energy in Europe and soon sustainable aviation fuel at Diamond Green Diesel. Our value proposition is simple, we eliminate waste from the meat industry and upcycle those products to their highest value. Darling is not just participating in the circular economy, we are the circular economy.”

These acquisitions are key to our vertical integration, company strength and strong market position.

The company’s significant business highlights in 2022 include:
•Acquired Op de Beeck, a leading organic waste processing company in Belgium, growing the company’s European green energy business;
•Acquired Valley Proteins, strengthening the core business by adding 18 rendering plants in the southern, southeast and mid-Atlantic regions in the U.S.;
•Entered into the rendering business in Brazil with the acquisition of FASA Group, adding 14 plants and 1.3 million metric tons of processing;

•Started up DGD Port Arthur, Texas, plant, bringing the joint venture’s renewable diesel production to 1.2 billion gallons per year;
•Entered into a definitive agreement to purchase Gelnex in Brazil to grow the company’s food business through increased collagen production;
•Entered into a definitive agreement to purchase Miropasz, providing the company with access to additional poultry rendering in Poland, Europe’s largest poultry provider; and
•Signed onto the Science-Based Target initiative, continuing to set a high level for sustainability and advancing the company’s 2050 net-zero goal.

Under the company’s share repurchase program, the company repurchased approximately 336,000 shares of common stock during the fourth quarter of 2022 for a total of approximately $22.5 million, bringing the total common stock repurchased for 2022 to approximately 1.9 million shares for a total of approximately $125.5 million.

As of Dec. 31, 2022, Darling Ingredients had $127.0 million in cash and cash equivalents, and $1.3 billion available under its committed revolving credit agreement. Total debt outstanding as of Dec. 31, 2022, was $3.4 billion. The leverage ratio as measured by the company’s bank covenant was 2.54X as of Dec. 31, 2022. Capital expenditures were $134.1 million for the fourth quarter and $391.3 million for fiscal year 2022.

The company expects continued growth, and sets guidance for fiscal year 2023 at $1.80-$1.85 billion combined adjusted EBITDA.

Segment Financial Tables (in thousands)

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended December 31, 2022
Net sales	$1,216,073	$387,733	$164,277	$—	$1,768,083
Cost of sales and operating expenses	950,778	294,417	134,093	—	1,379,288
Gross Margin	265,295	93,316	30,184	—	388,795

Loss (gain) on sale of assets	169	(117)	14	—	66
Selling, general and administrative expenses	73,736	28,073	3,769	16,142	121,720
Restructuring and asset impairment charges	—	21,109	—	—	21,109
Acquisition and integration costs	—	—	—	2,738	2,738
Depreciation and amortization	91,282	14,722	8,606	2,774	117,384
Equity in net income of Diamond Green Diesel	—	—	123,448	—	123,448
Segment operating income/(loss)	$100,108	$29,529	$141,243	$(21,654)	$249,226
Equity in net loss of other unconsolidated subsidiaries	(831)	—	—	—	(831)
Segment income/(loss)	$99,277	$29,529	$141,243	$(21,654)	$248,395

Segment EBITDA	$191,390	$65,360	$26,401	$(16,142)	$267,009
DGD adjusted EBITDA (Darling's Share)	—	—	145,984	—	145,984
Combined adjusted EBITDA	$191,390	$65,360	$172,385	$(16,142)	$412,993

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended January 1, 2022
Net sales	$846,498	$344,677	$118,893	$—	$1,310,068
Cost of sales and operating expenses	621,581	272,972	94,371	—	988,924
Gross Margin	224,917	71,705	24,522	—	321,144

Gain on sale of assets	(60)	(87)	(18)	—	(165)
Selling, general and administrative expenses	57,484	22,405	3,177	14,667	97,733
Acquisition and integration costs	—	—	—	1,396	1,396
Depreciation and amortization	56,538	15,263	6,222	2,782	80,805
Equity in net income of Diamond Green Diesel	—	—	69,663	—	69,663
Segment operating income/(loss)	$110,955	$34,124	$84,804	$(18,845)	$211,038
Equity in net income of other unconsolidated subsidiaries	1,554	—	—	—	1,554
Segment income/(loss)	$112,509	$34,124	$84,804	$(18,845)	$212,592

Segment EBITDA	$167,493	$49,387	$21,363	$(14,667)	$223,576
DGD adjusted EBITDA (Darling's Share)	—	—	83,192	—	83,192
Combined adjusted EBITDA	$167,493	$49,387	$104,555	$(14,667)	$306,768

Segment EBITDA consists of segment income (loss), less equity in net income/loss from unconsolidated subsidiaries, less equity in net income of Diamond Green Diesel, plus depreciation and amortization, plus acquisition and integration costs, plus restructuring and asset impairment charges, plus Darling’s share of DGD Adjusted EBITDA.

Segment Financial Tables (in thousands) continued

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Twelve Months Ended December 31, 2022
Net sales	$4,539,000	$1,459,630	$533,574	$—	$6,532,204
Cost of sales and operating expenses	3,473,506	1,102,250	426,853	—	5,002,609
Gross Margin	1,065,494	357,380	106,721	—	1,529,595

Gain on sale of assets	(3,426)	(1,008)	(60)	—	(4,494)
Selling, general and administrative expenses	258,781	101,681	13,690	62,456	436,608
Restructuring and asset impairment charges	8,557	21,109	—	—	29,666
Acquisition and integration costs	—	—	—	16,372	16,372
Depreciation and amortization	295,249	59,029	29,500	10,943	394,721
Equity in net income of Diamond Green Diesel	—	—	372,346	—	372,346
Segment operating income/(loss)	$506,333	$176,569	$435,937	$(89,771)	$1,029,068
Equity in net income of other unconsolidated subsidiaries	5,102	—	—	—	5,102
Segment income/(loss)	$511,435	$176,569	$435,937	$(89,771)	$1,034,170

Segment EBITDA	$810,139	$256,707	$93,091	$(62,456)	$1,097,481
DGD adjusted EBITDA (Darling's Share)	—	—	443,487	—	443,487
Combined adjusted EBITDA	$810,139	$256,707	$536,578	$(62,456)	$1,540,968

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Twelve Months Ended January 1, 2022
Net sales	$3,039,500	$1,271,629	$430,240	$—	$4,741,369
Cost of sales and operating expenses	2,206,248	979,232	313,905	—	3,499,385
Gross Margin	833,252	292,397	116,335	—	1,241,984

Gain on sale of assets	(550)	(88)	(320)	—	(958)
Selling, general and administrative expenses	220,078	97,555	16,999	56,906	391,538
Restructuring and asset impairment charges	—	—	778	—	778
Acquisition and integration costs	—	—	—	1,396	1,396
Depreciation and amortization	218,942	60,929	25,436	11,080	316,387
Equity in net income of Diamond Green Diesel	—	—	351,627	—	351,627
Segment operating income/(loss)	$394,782	$134,001	$425,069	$(69,382)	$884,470
Equity in net income of other unconsolidated subsidiaries	5,753	—	—	—	5,753
Segment income/(loss)	$400,535	$134,001	$425,069	$(69,382)	$890,223

Segment EBITDA	$613,724	$194,930	$99,656	$(56,906)	$851,404
DGD adjusted EBITDA (Darling's Share)	—	—	383,419	—	383,419
Combined adjusted EBITDA	$613,724	$194,930	$483,075	$(56,906)	$1,234,823

Segment EBITDA consists of segment income (loss), less equity in net income from unconsolidated subsidiaries, less equity in net income of Diamond Green Diesel, plus depreciation and amortization, plus acquisition and integration costs, plus restructuring and asset impairment charges, plus Darling’s share of DGD Adjusted EBITDA.

Darling Ingredients Inc. and Subsidiaries
Consolidated Balance Sheets
December 31, 2022 and January 1, 2022
(thousands)

	December 31, 2022	January 1, 2022
ASSETS
Current assets:
Cash and cash equivalents	$127,016	$68,906
Restricted cash	315	166
Accounts receivable, net	676,573	469,092
Inventories	673,621	457,465
Prepaid expenses	85,665	53,711
Income taxes refundable	18,583	1,075
Other current assets	56,324	38,599
Total current assets	1,638,097	1,089,014

Property, plant and equipment, net	2,462,082	1,840,080
Intangible assets, net	865,122	397,801
Goodwill	1,970,377	1,219,116
Investment in unconsolidated subsidiaries	1,926,395	1,349,247
Operating lease right-of-use assets	186,141	155,464
Other assets	136,268	66,795
Deferred income taxes	17,888	16,211
	$9,202,370	$6,133,728

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$69,846	$24,407
Accounts payable, principally trade	472,491	307,118
Income taxes payable	44,851	32,310
Current operating lease liabilities	49,232	38,168
Accrued expenses	432,023	350,681
Total current liabilities	1,068,443	752,684
Long-term debt, net of current portion	3,314,969	1,438,974
Long-term operating lease liabilities	141,703	120,314
Other non-current liabilities	298,933	111,029
Deferred income taxes	481,832	362,942
Total liabilities	5,305,880	2,785,943
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value;	1,736	1,717
Additional paid-in capital	1,660,084	1,627,816
Treasury stock, at cost	(554,451)	(374,721)
Accumulated other comprehensive income	(383,874)	(321,690)
Retained earnings	3,085,528	2,347,838
Total Darling's stockholders' equity	3,809,023	3,280,960
Noncontrolling interests	87,467	66,825
Total stockholders' equity	3,896,490	3,347,785
	$9,202,370	$6,133,728

Darling Ingredients Inc. and Subsidiaries
Consolidated Operating Results
For the Three-Month and Twelve-Month Periods Ended December 31, 2022 and January 1, 2022
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
			$ Change			$ Change
	December 31,	January 1,	Favorable	December 31,	January 1,	Favorable
	2022	2022	(Unfavorable)	2022	2022	(Unfavorable)
Net sales	$1,768,083	$1,310,068	$458,015	$6,532,204	$4,741,369	$1,790,835
Costs and expenses:
Cost of sales and operating expenses	1,379,288	988,924	(390,364)	5,002,609	3,499,385	(1,503,224)
(Gain) loss on sale of assets	66	(165)	(231)	(4,494)	(958)	3,536
Selling, general and administrative expenses	121,720	97,733	(23,987)	436,608	391,538	(45,070)
Restructuring and asset impairment charges	21,109	—	(21,109)	29,666	778	(28,888)
Acquisition and integration costs	2,738	1,396	(1,342)	16,372	1,396	(14,976)
Depreciation and amortization	117,384	80,805	(36,579)	394,721	316,387	(78,334)
Total costs and expenses	1,642,305	1,168,693	(473,612)	5,875,482	4,208,526	(1,666,956)
Equity in net income of Diamond Green Diesel	123,448	69,663	53,785	372,346	351,627	20,719
Operating income	249,226	211,038	38,188	1,029,068	884,470	144,598
Other expense:
Interest expense	(46,139)	(14,972)	(31,167)	(125,566)	(62,077)	(63,489)
Foreign currency losses	(5,272)	(900)	(4,372)	(11,277)	(2,199)	(9,078)
Other income (expense), net	242	(1,341)	1,583	(3,609)	(4,551)	942
Total other expense	(51,169)	(17,213)	(33,956)	(140,452)	(68,827)	(71,625)
Equity in net income (loss) of other unconsolidated subsidiaries	(831)	1,554	(2,385)	5,102	5,753	(651)
Income from operations before income taxes	197,226	195,379	1,847	893,718	821,396	72,322
Income tax expense	37,995	37,782	(213)	146,626	164,106	17,480
Net income	159,231	157,597	1,634	747,092	657,290	89,802
Net income attributable to noncontrolling interests	(2,671)	(1,843)	(828)	(9,402)	(6,376)	(3,026)
Net income attributable to Darling	$156,560	$155,754	$806	$737,690	$650,914	$86,776

Basic income per share:	$0.98	$0.96	$0.02	$4.58	$4.01	$0.57
Diluted income per share:	$0.96	$0.94	$0.02	$4.49	$3.90	$0.59

Number of diluted common shares:	163,504	166,267		164,121	167,096

Darling Ingredients Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Twelve-Month Periods Ended December 31, 2022 and January 1, 2022
(in thousands)

	Twelve Months Ended

	December 31,	January 1,
Cash flows from operating activities:	2022	2022
Net income	$747,092	$657,290
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	394,721	316,387
Gain on sale of assets	(4,494)	(958)
Restructuring and asset impairment	29,666	138
Deferred taxes	46,734	96,812
Decrease in long-term pension liability	(7,037)	(4,742)
Stock-based compensation expense	25,005	21,837
Write-off deferred loan costs	—	1,130
Deferred loan cost amortization	4,984	4,038
Equity in net income of Diamond Green Diesel and other unconsolidated subsidiaries	(377,448)	(357,380)
Distribution of earnings from Diamond Green Diesel and other unconsolidated subsidiaries	95,546	4,611
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(56,543)	(79,954)
Income taxes refundable/payable	(3,495)	18,826
Inventories and prepaid expenses	(130,170)	(72,919)
Accounts payable and accrued expenses	65,936	84,580
Other	(16,758)	14,724
Net cash provided by operating activities	813,739	704,420
Cash flows from investing activities:
Capital expenditures	(391,309)	(274,126)
Acquisition, net of cash acquired	(1,772,437)	(2,059)
Investment in Diamond Green Diesel	(264,750)	(189,000)
Investment in other unconsolidated subsidiaries	—	(4,449)
Loan to Diamond Green Diesel	(50,000)	(25,000)
Loan repayment from Diamond Green Diesel	50,000	—
Gross proceeds from sale of property, plant and equipment and other assets	13,442	4,645
Payments related to routes and other intangibles	(1,492)	(274)
Net cash used in investing activities	(2,416,546)	(490,263)
Cash flows from financing activities:
Proceeds from long-term debt	1,934,885	43,824
Payments on long-term debt	(63,078)	(142,133)
Borrowings from revolving credit facility	1,873,795	620,601
Payments on revolving credit facility	(1,897,280)	(515,424)
Net cash overdraft financing	24,069	(3,845)
Deferred loan costs	(16,780)	(3,809)
Issuance of common stock	—	50
Repurchase of common stock	(125,531)	(167,708)
Minimum withholding taxes paid on stock awards	(46,944)	(46,894)
Distributions to noncontrolling interests	(4,532)	(6,022)
Net cash provided/(used) in financing activities	1,678,604	(221,360)
Effect of exchange rate changes on cash flows	5,299	(5,445)
Net increase/(decrease) in cash, cash equivalents and restricted cash	81,096	(12,648)
Cash, cash equivalents and restricted cash at beginning of period	69,072	81,720
Cash, cash equivalents and restricted cash at end of period	$150,168	$69,072

Diamond Green Diesel Joint Venture
Condensed Consolidated Balance Sheets
December 31, 2022 and December 31, 2021
(in thousands)

	December 31,	December 31,
	2022	2021

Assets:
Total current assets	$1,304,805	$686,294
Property, plant and equipment, net	3,866,854	2,710,747
Other assets	61,665	51,514
Total assets	$5,233,324	$3,448,555

Liabilities and members' equity:
Total current portion of long term debt	$217,066	$165,092
Total other current liabilities	515,023	295,860
Total long term debt	774,783	344,309
Total other long term liabilities	17,249	17,531
Total members' equity	3,709,203	2,625,763
Total liabilities and members' equity	$5,233,324	$3,448,555

Diamond Green Diesel Joint Venture
Operating Financial Results
For the Three-Month and Twelve-Month Periods Ended December 31, 2022 and December 31, 2021
(in thousands)

	Three Months Ended			Twelve Months Ended
			$ Change			$ Change
	December 31,	December 31,	Favorable	December 31,	December 31,	Favorable
	2022	2021	(Unfavorable)	2022	2021	(Unfavorable)
Revenues:
Operating revenues	$1,594,552	$936,940	$657,612	$5,501,166	$2,342,332	$3,158,834
Expenses:
Total costs and expenses less depreciation, amortization and accretion expense	1,302,584	770,555	(532,029)	4,614,192	1,575,494	(3,038,698)
Depreciation, amortization and accretion expense	36,054	23,653	(12,401)	125,656	58,326	(67,330)
Total costs and expenses	1,338,638	794,208	(544,430)	4,739,848	1,633,820	(3,106,028)
Operating income	255,914	142,732	113,182	761,318	708,512	52,806
Other income	1,244	154	1,090	3,170	678	2,492
Interest and debt expense, net	(10,262)	(3,560)	(6,702)	(19,796)	(5,936)	(13,860)
Net income	$246,896	$139,326	$107,570	$744,692	$703,254	$41,438

Darling Ingredients Inc. reports Adjusted EBITDA results, which is a Non-GAAP financial measure, as a complement to results provided in accordance with generally accepted accounting principles (GAAP) (for additional information, see “Use of Non-GAAP Financial Measures” included later in this media release). The Company believes that Adjusted EBITDA provides additional useful information to investors. Adjusted EBITDA, as the Company uses the term, is calculated below:
Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro forma Adjusted EBITDA For the Three-Month and Twelve-Month Periods Ended December 31, 2022 and January 1, 2022.

	Three Months Ended			Twelve Months Ended
Adjusted EBITDA	December 31,		January 1,	December 31,		January 1,
(U.S. dollars in thousands)	2022		2022	2022		2022

Net income attributable to Darling	$156,560		$155,754	$737,690		$650,914
Depreciation and amortization	117,384		80,805	394,721		316,387
Interest expense	46,139		14,972	125,566		62,077
Income tax expense	37,995		37,782	146,626		164,106
Restructuring and asset impairment charges	21,109		—	29,666		778
Acquisition and integration costs	2,738		1,396	16,372		1,396
Foreign currency losses	5,272		900	11,277		2,199
Other (income) expense, net	(242)		1,341	3,609		4,551
Equity in net income of Diamond Green Diesel	(123,448)		(69,663)	(372,346)		(351,627)
Equity in net (income) loss of other unconsolidated subsidiaries	831		(1,554)	(5,102)		(5,753)
Net income attributable to noncontrolling interests	2,671		1,843	9,402		6,376
Adjusted EBITDA (Non-GAAP)	$267,009		$223,576	$1,097,481		$851,404
Foreign currency exchange impact	18,134	(1)		59,715	(2)
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$285,143		$223,576	$1,157,196		$851,404

DGD Joint Venture Adjusted EBITDA (Darling's share)	$145,984		$83,192	$443,487		$383,419
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$412,993		$306,768	$1,540,968		$1,234,823

(1) The average rate assumption used in the calculation was the actual average rate for the three months ended December 31, 2022 of €1.00:USD$1.02 and CAD$1.00:USD$0.74 as compared to the average rate for the three months ended January 1, 2022 of €1.00:USD$1.14 and CAD$1.00:USD $0.79, respectively.
(2) The average rate assumption used in this calculation was the actual average rate for the twelve months ended December 31, 2022 of €1.00:USD$1.05 and CAD$1.00:USD$0.77 as compared to the average rate for the twelve months ended January 1, 2022 of €1.00:USD$1.18 and CAD$1.00:USD $0.80, respectively.

About Darling Ingredients
Darling Ingredients Inc. (NYSE: DAR) is the largest publicly traded company turning edible by-products and food waste into sustainable products and a leading producer of renewable energy. Recognized as a sustainability leader, the company operates more than 260 facilities in 17 countries and repurposes approximately 15% of the world's meat industry waste streams into value-added products, such as green energy, renewable diesel, collagen, fertilizer, animal proteins and meals, and pet food ingredients. To learn more, visit darlingii.com. Follow us on LinkedIn.

Darling Ingredients Inc. will host a conference call to discuss the Company’s fourth quarter and fiscal year 2022 financial results at 9 a.m. Eastern Time (8 a.m. Central Time) on Tuesday, Feb. 28, 2023. To listen to the conference call, participants calling from within North America should dial 1-844-868-8847, international participants should dial 1-412-317-6593, and ask to be connected to the Darling Ingredients Inc. call. Please call approximately ten minutes before the start of the call to ensure that you are connected.

The call will also be available as a live audio webcast that can be accessed on the Company website at http://ir.darlingii.com. Beginning one hour after its completion, a replay of the call can be accessed through March 7, 2023, by dialing 1-877-344-7529 (U.S. callers), 1-855-669-9658 (Canada) and 1-412-317-0088 (international callers). The access code for the replay is 6860343. The conference call will also be archived on the Company’s website.

Use of Non-GAAP Financial Measures:

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, income tax provision, other income/(expense) and equity in net (income)/loss of unconsolidated subsidiaries. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance.

Pro forma Adjusted EBITDA to Foreign Currency is not a recognized accounting measurement under GAAP. The Company evaluates the impact of foreign currency on its adjusted EBITDA. DGD Joint Venture Adjusted EBITDA (Darling's share) is not reflected in the Adjusted EBITDA or the Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP).

The Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 6.0% Notes, 5.25% Notes and 3.625% Notes that were outstanding at December 31, 2022. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 6.0% Notes, 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

Information reconciling forward-looking combined adjusted EBITDA to net income is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of combined adjusted EBITDA to net income because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the impact of volatile commodity prices on the Company’s operations, impact of foreign currency exchange fluctuations, depreciation and amortization and the provision for income taxes. Preparation of such reconciliations for Darling Ingredients Inc. and the Company’s joint venture, Diamond Green Diesel, would require a forward-looking balance sheet, statement of operations and statement of cash flows, prepared in accordance with GAAP for each entity, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides a range for its combined adjusted EBITDA outlook that it believes will be achieved; however, it cannot accurately predict all the components of the combined adjusted EBITDA calculation.

EBITDA per gallon is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income or equity in income of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. EBITDA per gallon is presented here not as an alternative to net income or equity in income of Diamond Green Diesel, but rather as a measure of Diamond Green Diesel’s operating performance. Since EBITDA per gallon (generally, net income plus interest expense, taxes, depreciation and amortization divided by total gallons sold) is not calculated identically by all companies, this presentation may not be comparable to EBITDA per gallon presentations disclosed by other companies. Management believes that EBITDA per gallon is useful in evaluating Diamond Green Diesel’s operating performance compared to that of other companies in its industry because the calculation of EBITDA per gallon generally eliminates the effects of financing, income taxes and certain non-cash and other items presented on a per gallon basis that may vary for different companies for reasons unrelated to overall operating performance.

Cautionary Statements Regarding Forward-Looking Information:

This media release contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “guidance,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever (“ASF”) in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the current COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE, ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions, a decline in margins on the products produced by the DGD Joint Venture, and issues relating to the announced SAF upgrade project; failure to close on strategic acquisitions; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, inflation rates, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward looking statements included in this release or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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Darling Ingredients Contacts
Investors:    Suann Guthrie
Senior VP, Investor Relations, Sustainability & Communications
(469) 214-8202; suann.guthrie@darlingii.com

Media:        Jillian Fleming
Director, Global Communications
(972) 541-7115; jillian.fleming@darlingii.com